UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        November 19, 2008

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
NEVADA
(State or other jurisdiction of incorporation)
001-32373	27-0099920
(Commission File Number)	(I.R.S. Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

(702) 414-1000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 19, 2008, the Company notified the New York Stock Exchange (the “NYSE”) that Andrew R. Heyer had resigned as a member of its Board of Directors and all committees of the Board on which he served, including the Audit Committee. As a result, the membership of the Company’s Audit Committee was reduced to two directors.

On November 20, 2008, the Company received a notice from the NYSE that the Company is deficient in meeting the requirements of Section 303.07(a) of the NYSE’s Listed Company Manual that requires that the audit committee of a listed company have three members.

On November 24, 2008, the Company’s Board of Directors elected Michael A. Leven, a current member of the Board of Directors, to serve as a member of the Audit Committee. As a result, the Company is now in compliance with the requirements of Section 303.07(a) of the NYSE’s Listed Company Manual.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 19, 2008, Andrew R. Heyer resigned as a member of the Company’s Board of Directors, due to the increased demands on his time related to his personal business interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 24, 2008

LAS VEGAS SANDS CORP.
By:	/s/ Scott D. Henry
Name: Scott D. Henry Title: Senior Vice President, Finance